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EXHIBIT 99.1

DATE: October 30, 2006

U.S. CONTACT                                                    EUROPEAN CONTACT
Robert Mead/Christina Stenson                                   Michaela Hopkins
Brunswick Group                                                 Brunswick Group
+1-212-333-3810                                                 +44 20 7404 5959

DURA@brunswickgroup.com

FOR IMMEDIATE RELEASE

      DURA AUTOMOTIVE'S U.S. AND CANADIAN OPERATIONS FILE
      FOR CHAPTER 11 REORGANIZATION

                       Normal Business Operations Continue

      Approximately $300 Million Debtor-in-Possession Financing Commitment

                            Provides Working Capital

     Only DURA's U.S. and Canadian Operations Involved in Court Proceedings

ROCHESTER HILLS, Mich., October 30, 2006 - DURA Automotive Systems, Inc. (Nasdaq: DRRA), announced today that the company and its U.S. and Canadian subsidiaries have filed for protection under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware. DURA's European and other operations outside of the U.S. and Canada, accounting for approximately 51% of DURA's revenue, are not part of the filing.

DURA's decision to pursue a reorganization under Chapter 11 came after evaluating all options to restructure its balance sheet to reduce the company's indebtedness and interest expense. DURA elected to pursue a restructuring under court protection as it will facilitate both a financial restructuring and DURA's ongoing operational restructuring, the successful implementation of which will help DURA overcome current financial and industry pressures and position the company for long-term success.

As part of the filing, DURA has arranged for approximately $300 million in Debtor-in-Possession (DIP) financing from Goldman Sachs, GE Capital and Barclays, which will be used by DURA to fund normal business operations and continue its operational restructuring program initiated in February 2006. The company has requested, and expects to receive, permission from the Court to pay employee salaries, wages and benefits. DURA has also asked for authority to pay certain critical pre-petition vendor claims and will continue to pay its post-petition obligations in the ordinary course of business. DURA said the steps it is taking will help ensure continuity of supply to customers.

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"With industry conditions tightening further, we concluded that our capital structure is no longer appropriate," said Larry Denton, chairman and chief executive officer of DURA Automotive Systems. "The Chapter 11 process will enable us to work with our creditors on a plan that will reduce our debt burden and align the business to meet the challenges of tomorrow's automotive marketplace."

"The entire North American automotive supply industry is at an extremely difficult juncture," continued Denton. "Pursuing a financial reorganization under court protections is the prudent course of action and positioning us for long-term sustainability. This is in the best interest of our employees, customers, vendors and other business partners."

DURA said the accelerating deterioration of the North American automotive industry, in particular, further production cuts by the major U.S. OEMs and the escalating cost of raw materials, adversely affected DURA's cash position prior to the filing. The DIP financing will improve DURA's liquidity, providing the company with sufficient working capital to continue normal operations and fund its turnaround.

In February 2006, DURA initiated an operational restructuring program, focused on improving quality, lowering production costs, increasing EBITDA and rightsizing the business to account for capacity reductions. The operational restructuring program is generating improvements today and will continue to generate additional improvements throughout the bankruptcy process.

"Once our operational and financial programs are complete, we believe that DURA will have improved its competitive position in the automotive supply market, combining best-in-class quality with best-in-cost production through our global lean-manufacturing footprint," said Denton. "DURA plans to continue to serve customers with innovative, competitively priced products that meet the highest standards of quality today and into the future."

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.DURAauto.com.

Forward-looking Statements

This press release, as well as other statements made by DURA may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the company to continue as a going concern; (ii) the ability of the company to operate pursuant to the terms of the debtor-in-

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possession ("DIP") financing facility; (iii) the company's ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the company to obtain and maintain normal terms with vendors and service providers; (vi) the company's ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; (viii) the ability of the company to execute its business plans, and strategy, including the operational restructuring initially announced in February 2006, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (x) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the company's United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2005. DURA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of DURA's common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the company urges that appropriate caution be exercised with respect to existing and future investments in DURA's common stock or other equity interests or any claims relating to pre-petition liabilities.